SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): September 27, 2006
webMethods, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-15681 (Commission File Number)	54-1807654 (I.R.S. Employer Identification No.)

3877 Fairfax Ridge Road South Tower Fairfax, Virginia (Address of Principal Executive Offices)	22030 (Zip Code)
Registrant’s telephone number including area code: (703) 460-2500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
On September 27, 2006, webMethods, Inc., a Delaware corporation (the “Company” or “webMethods”), completed its previously announced plan to acquire Infravio, Inc., a California corporation (“Infravio”), pursuant to the terms and conditions of an Agreement and Plan of Merger (the “Merger Agreement”) dated September 8, 2006, by and among webMethods, Iowa Acquisition Corp., a California corporation and a wholly-owned subsidiary of webMethods (“Merger Sub”), Infravio, certain holders of capital stock of Infravio (the “Key Shareholders”) with respect to certain provisions only, and Mary Coleman in her capacity as Shareholders’ Representative. Under the terms of the Merger Agreement, webMethods’ acquisition of Infravio was consummated by merging Merger Sub with and into Infravio (the “Merger”), with Infravio surviving as a wholly-owned subsidiary of webMethods.
As previously disclosed in the Company’s Form 8-K filed on September 18, 2006, the aggregate consideration payable by webMethods and Merger Sub will be approximately $38 million in cash, subject to adjustment as provided in the Merger Agreement.
At the effective time of the Merger, each issued and outstanding share of capital stock of Infravio, except for dissenting shares, was converted into the right to receive cash, without interest, on the terms specified in the Merger Agreement. Certain outstanding options and warrants to purchase shares of Infravio capital stock were terminated or converted into the right to receive a cash amount, while all outstanding vested options held by Infravio employees were assumed by webMethods and converted into options to purchase shares of webMethods common stock, subject to certain adjustments as provided in the Merger Agreement.
The foregoing description of the Merger Agreement does not purport to be a complete statement of the parties’ rights under the Merger Agreement and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
The financial statements required by this item are not filed with this initial Current Report on Form 8-K. The Company will file the required financial statements and any accompanying schedules by amendment within the time prescribed by paragraph (a)(4) of Item 9.01.
(b) Pro Forma Financial Information.
The pro forma financial information required by this item is not filed with this initial Current Report on Form 8-K. The Company will file the required pro forma financial information by amendment within the time prescribed by paragraph (b)(2) of Item 9.01, which refers to the time period allowed for filing under paragraph (a)(4) of the same item.
(d) Exhibits.
2.1	Agreement and Plan of Merger, dated as of September 8, 2006, by and among webMethods, Merger Sub, Infravio, the Key Shareholders with respect to certain provisions only, and Mary Coleman in her capacity as Shareholders’ Representative.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

webMethods, Inc.

October 3, 2006	/s/ DAVID MITCHELL
Name: DAVID MITCHELL
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 8, 2006, by and among webMethods, Merger Sub, Infravio, the Key Shareholders with respect to certain provisions only, and Mary Coleman in her capacity as Shareholders’ Representative.*

*	Lists of exhibits and schedules to the Merger Agreement are attached to Exhibit 2.1. The schedules and exhibits have been intentionally omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally a copy of the exhibits and schedules to the Securities and Exchange Commission upon request.